Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated September 22, 2026, relating to the financial statements of Bluerock Acquisition Corp. II as of December 31, 2025 and for the period from October 16, 2025 (inception) through December 31, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 22, 2026